Exhibit 23.3

Consent of FIG Partners, LLC

We hereby consent to the inclusion of our opinion letter, dated August 23, 2018, to the board of directors of Highlands Bancorp, Inc. (“Highlands”) as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of Highlands with Lakeland Bancorp, Inc. contained in the Registration Statement on Form S-4 of Lakeland Bancorp, Inc., as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ FIG PARTNERS, LLC

FIG PARTNERS, LLC October 5, 2018